UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14a
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec.240.14a-12

CATALYST BIOSCIENCES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Beginning on July 29, 2022, the following investor presentation may be provided to stockholders of Catalyst Biosciences, Inc. and to proxy advisory firms.

Nasdaq: CBIO

CATALYST BIOSCIENCES

COMMITTED TO DISTRIBUTING THE COMPANY'S AVAILABLE CASH AND MAXIMIZING THE VALUE OF ITS REMAINING ASSETS

Investor Presentation

July 2022

CatalystBiosciences.com

CATALYST BIOSCIENCES

Important Information

Important Additional Information and Where to Find It

Catalyst Biosciences, Inc. (“Catalyst” or the “Company”) has filed a definitive proxy statement, an accompanying WHITE proxy card and other relevant documents with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the Company’s 2022 annual meeting of stockholders. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO, AND ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the Company’s definitive proxy statement and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, copies will be available at no charge by selecting “Financials & Filings” in the “Investors” tab of the Company’s website at www.catalystbiosciences.com.

Certain Information Regarding Participants in the Solicitation

The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. The names of these directors and executive officers and their respective direct and indirect interests, by security holdings or otherwise, in the Company are set forth in the Company’s definitive proxy statement filed with the SEC on July 19, 2022.

Forward-Looking Statements

This presentation contains forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements include, without limitation, those regarding the amount and timing of planned cash distributions, potential uses of and markets for MarzAA, DalcAA and CB 2679-GT, and Catalyst’s plans to continue to explore strategic alternatives. Actual results or events could differ materially from the plans, intentions, expectations, and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially, including, but not limited to, the risks that Catalyst’s obligations and liabilities will be greater than currently anticipated, that the pending litigation and proxy contest with JDS1 will not be resolved in a timely manner and the expenses associated with that litigation will be greater than anticipated, that Catalyst will not be able to identify strategic partners interested in MarzAA, DalcAA, CB 2679-GT or any other transaction with the Company, and other risks described in the "Risk Factors" section of the Company's Annual Report on Form 10-K filed with the SEC on March 31, 2022, the Quarterly Report on Form 10-Q filed with the SEC on May 9, 2022, and in other filings filed from time to time with the SEC. The Company does not assume any obligation to update any forward-looking statements, except as required by law.

Table of Contents

What is JDS1's Proxy Contest All About?

We believe the best way to maximize stockholder value at Catalyst is to distribute the Company's available cash expeditiously to stockholders, after reserving for liabilities and obligations

+ **Our Board and nominees are committed to distributing our available cash** to stockholders and will continue our efforts to monetize the Company's remaining assets

– **We do not know what the JDS1 nominees are seeking,** but we are concerned, given their past actions and longstanding ties to JDS1, that they are seeking to use Catalyst's cash to benefit the Singer family

This proxy contest boils down to a simple question:

Who do stockholders trust to maximize and expedite the distribution of Catalyst's cash?

Executive Summary

CATALYST BIOSCIENCES

Executive Summary

Recognizing the Company's pandemic-related challenges, the Board took decisive action to change the Company's strategy

+ In November 2021, the Board began an initiative to reduce expenses and monetize a portion of the Company's product portfolio
+ The Board later expanded these efforts, hired financial and legal advisors, and began to explore near-term value maximizing alternatives for all the Company's assets
+ After contacting 75 potential interested parties in a competitive bidding process, the Company announced a sale of its protease medicines that regulate complement, for up to $60 million in cash, to Vertex Pharmaceuticals, at a time when Catalyst had a market value of just $12 million
+ In addition, the Company reduced its operating expenses, shrinking the workforce to six employees, ceasing all R&D, and selling lab equipment and other assets

Our Board is committed to executing on our Cash Distribution Plan and maximizing the value of the Company's remaining assets

+ Following extensive engagement with the Company's largest investors, the Board developed a Cash Distribution Plan, intended to maximize the timely distribution of the Company's cash to stockholders
+ The Board's intention is to distribute as much cash as practical – as soon as possible – after satisfying or reserving for Company liabilities
+ The Board expects to distribute as much as $65 million of cash to stockholders, in one or more distributions, as soon as the liabilities and obligations associated with JDS1's proxy contest and litigation are fully understood[1]
+ In addition, the Board is continuing its efforts to monetize the Company's remaining assets and intends to distribute the net proceeds from any future transactions as soon as practicable
+ The Board is not intending to engage in any acquisition or other corporate transaction that would use or invest cash

We believe JDS1's proxy contest and ongoing litigation are driven by its desire to ultimately control Catalyst's assets for its own benefit

+ JDS1 launched a costly proxy contest seeking to appoint three close Singer family associates to Catalyst's Board
+ Then, JDS1 sued the Company and its directors (on grounds we believe to be baseless), which has effectively stalled the Board's Cash Distribution Plan, perhaps to ensure the Company *retains* cash while JDS1 attempts to gain influence on the Board
+ JDS1 and the Singer family have a track record of obtaining control or seeking to obtain control of cash-rich companies then having those companies sign investment management contracts with Singer family entities[2]
+ We believe JDS1's actions, which are blocking our planned distribution of cash to stockholders, reflect a plan to attempt to gain control of Catalyst's cash for the benefit of the Singer family and its close associates

1. JDS1 is suing the Company and the Board of Directors regarding the Vertex transaction, seeking unspecified injunctive relief and damages.
2. After entities associated with the Singer family had obtained effective control of CCUR Holdings and Symbolic Logic, both companies entered into agreements with entities controlled by Julian Singer to have those entities manage the companies' cash, with lucrative fee arrangements.

Overview of Catalyst Biosciences, Inc. (CBIO)

Catalyst Biosciences is a biopharmaceutical company focused now on distributing available cash to stockholders and monetizing the value of our remaining assets

+ Historically, we were focused on protease therapeutics to address disorders of the complement and coagulation systems

In November 2021, recognizing the Company's challenges in bringing certain products to market, we announced a change in corporate strategy

+ We discontinued the clinical development of marzeptacog alfa (activated) ("MarzAA") and began efforts to seek a buyer for our hemophilia assets
+ We then expanded these efforts and hired independent legal and financial advisors to conduct a full review of strategic alternatives
+ After a months-long effort in which we contacted dozens of potentially interested parties, we announced a sale of a portion of our product portfolio to Vertex Pharmaceuticals in May 2022 for $60 million, $5 million of which will be held back for 12 months until certain obligations are met

Since the sale to Vertex, we have made the determination to distribute our cash and reduce our expenses

+ Our Board has developed a plan to return substantially all of Catalyst's available cash expeditiously to stockholders, after reserving for liabilities and obligations
+ We have reduced our headcount, terminated our lab lease and monetized lab and other equipment

We are actively seeking to monetize remaining assets

+ After the sale of a portion of our product portfolio to Vertex, our product candidates consist of three coagulation-related assets: MarzAA, dalcinonacog alfa ("DalcA"), and CB 2679d-GT

Stock Price Since Change in Corporate Strategy[1]


$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
November 12, 2021
Catalyst announces plans to discontinue MarzAA development and focus on complement portfolio
February 17, 2022
Catalyst engages Perella Weinberg to explore a comprehensive set of strategic alternatives
May 23, 2022
Catalyst announces sale of complement assets to Vertex for $60 million
June 29, 2022
Catalyst Board announces Cash Distribution Plan of up to $65 million
Nov-21
Dec-21
Jan-22
Feb-22
Mar-22
Apr-22
May-22
Jun-22
Jul-22

1. Source: FactSet. Data as of July 22, 2022.

Overview of JDS1 and the Singer Family

The Singers are a family of investors led by patriarch Gary Singer, a convicted felon[3]

+ Since being banned by the SEC from serving as a corporate director or officer,[4] Gary Singer has been actively investing in – and influencing – public companies
+ His son, Julian Singer, and Julian's mother, Karen Singer, have involved Gary in their activism campaigns[8]

Gary Singer has been accused in other situations of directing or influencing the investment activities of the Singer family[8]

+ This is consistent with our experience at Catalyst; Gary has been an active participant in JDS1's discussions with Company management
+ Julian Singer frequently copies Gary on correspondence with the Company, despite the fact that he is, to our knowledge, neither a stockholder nor a disclosed participant in JDS1's group or solicitation

The Singers have a track record of targeting micro-cap companies and diverting their cash to serve the Singers

+ Entities controlled by Julian Singer currently manage assets for two public companies that are effectively controlled by the Singer family: CCUR Holdings and Symbolic Logic

The Singer Family Tree

Steven Singer
Julian's Uncle

Indicted for his role in the junk bond trading scheme that led to the imprisonment of his brother,[1] **Steven continues to play an active role in the Singer family's investment activities** as principal of and consultant to Remus Holdings, one of the family's investment vehicles.[2] He **currently serves as chairman of CCUR Holdings**, which owns a position in Catalyst and is a participant in JDS1's solicitation.

Gary Singer
Julian's Father

Gary Singer is a **convicted felon** who was found guilty of 21 counts of racketeering, money laundering and fraud in an **"extensive conspiracy"**[3] to profit from junk bond trades while he was chairman of the Cooper Companies.[3] Barred by the SEC from serving as a public company officer or director,[4] some have referred to Gary as **"Oz pulling the strings"**[5] behind the Singer family's investment activities.

Karen Singer
Julian's Mother

A technology-focused investor with a long history of activist investments,[6] Ms. Singer has been **alleged to be merely "a façade"[7] for the activities of Gary Singer**, who appears to play a prominent role in some investments attributed to Karen.[8] Karen recently entered into a significant transaction with CCUR Holdings,[9] a participant in JDS1's solicitation.

Julian Singer
Managing Principal of JDS1, LLC

Son of Gary and Karen, Julian has become an activist-oriented investor in his own right. Most notably, he **led a campaign at CCUR Holdings** to reconstitute the board, sell the company's assets, and **invest the proceeds in a vehicle he managed.**[10] Other recent CCUR investments include an alleged $560 million Ponzi scheme[11] and the purchase of Karen Singer's interest in Symbolic Logic.[9]

1. Diana B. Henriques, "Cooper Companies and Former Head Are Indicted," *The New York Times*, Nov. 11, 1992.
2. See Highland Select Equity Fund, L.P. letter to Motient Corporation, filed with the SEC on April 12, 2006.
3. Diana B. Henriques, "Cooper's Ex-Chairman Convicted in Fraud Case," *The New York Times*, Jan. 14, 1994.
4. See the SEC's Mar. 10, 1997 Litigation Release No. 15278, which can be accessed at the SEC's website at the following internet address: https://www.sec.gov/litigation/litreleases/lr15278.txt
5. @TwoBoysCapital (2019, Oct. 9). "Yep, that's her. They get involved in weird microcap stuff. Were huge into $EVOL for many years, even put their son on the board IIRC. My understanding is Gary is Oz pulling the strings." Available at: https://twitter.com/DeepSailCapital/status/1181776270453100546?lang=en
6. Ms. Singer filed her first Schedule 13D with the SEC in 2007, and has filed over 100 Schedule 13Ds and Amended Schedule 13Ds since then.
7. See SITO Mobile Ltd. Letter to Stockholders, filed with the SEC on May 3, 2017.
8. See, for example, SITO Mobile ("SITO Mobile never received any telephone calls or requests for meetings from Karen Singer… but only from her husband and son…") and Alaska Communications (where Gary Singer provided "logistical advice and assistance" in connection with the proxy contest involving the company).
9. See Karen Singer's Amended Schedule 13D at Symbolic Logic, filed with the SEC on July 11, 2022.
10. See CCUR Holdings' 2020 Annual Report, filed with the SEC on September 15, 2020, noting that CIDM II, LLC, an entity managed by Julian Singer, invests some of CCUR's capital resources pursuant to a management agreement.
11. Tanya Eiserer and Mark Smith, "WFAA investigation spurs federal probe that results in discovery of $560M Ponzi scheme," WFAA, Feb. 26, 2021.

The Singer Family Has Not Created Value for Stockholders

Julian and Karen Singer's investments have typically *underperformed* – especially when they seek to influence these companies

The vast majority of the publicly disclosed investments by Julian and Karen Singer have underperformed the broader market

+ More than half of these investments have resulted in absolute value destruction for other stockholders[2]
+ More than 80% of the investments have underperformed the Russell 3000

This consistent underperformance has not deterred the Singer family from making claims about the ability of its plans or nominees to "enhance stockholder value"[3]

+ Importantly, the Singer family's investments have generally performed *worse* as a result of its activism,[4] which calls into question the ability of the Singer family to positively influence public companies

Given the Singer family's historical investment performance, we believe Catalyst stockholders should be skeptical of JDS1's claim that its nominees can "unlock stockholder value"[5]

Annualized TSR of Singer Family Activist Investments vs. Russell 3000 Since the Date of the Initial 13D Filing[1]


LiveWire Mobile
(71%)
SITO Mobile
(66%)
Seachange International
(37%)
HealthWarehouse.com
(34%)
Arbinet
(24%)
MRV Communications
(17%)
INNOVATE Corp.
(16%)
Symbolic Logic
(13%)
CCUR Holdings
(12%)
Alaska Communications
(8%)
NEON Communications Group
21%
Support.com
(44%)
INNOVATE Corp. (Julian)
(26%)
CCUR Holdings (Julian)
(22%)
Aviat Networks
27%
(100%)
(75%)
(50%)
(25%)
0%
25%
50%
Julian Singer / JDS1
Karen Singer / TAR Holdings

Source: FactSet and company filings.

1. Data measures the total shareholder return of all investments disclosed by Karen Singer and Julian Singer on Form 13D, excluding investments held for less than a year and Catalyst Biosciences, from the date of the initial public disclosure to the later of the company's last trading date or July 22, 2022.
2. 12 of the 22 publicly disclosed investments disclosed by Karen and Julian Singer on Form 13G or 13D have negative total shareholder returns from the date of the initial public disclosure to the later of the company's last trading date or July 22, 2022.
3. See, for example, Karen Singer's Letter to Arbinet-thexchange, filed with the SEC on March 20, 2007, in which she claims that the presence of her nominees on the Board will "help to enhance stockholder value," a claim that was later proven to be false as the company lost approximately two-third of its market value from the date of her initial publicly disclosed investment. See also JDS1's Letter to the Chairman of CCUR Holdings, claiming that the appointment of Julian Singer and Matthew Stecker to the company's board might help "preserve and enhance [CCUR's] value," a claim that has proven to be false, with CCUR having lost 48% of its value since Julian Singer's initial ownership disclosure.
4. Karen and Julian Singer's publicly disclosed investments have underperformed the Russell 3000 a median of 23% since the filing of their first Form 13D, versus a median underperformance of 17% collectively, regardless of whether the initial ownership disclosure was made via Form 13G or 13D.
5. See JDS1's Definitive Proxy Statement, filed with the SEC on July 19, 2022.

We Have Sought to Engage Constructively with Gary and Julian Singer for Three Years

We have given JDS1 ample opportunity to influence the composition of our Board, and have made good faith efforts to seek a constructive resolution; JDS1 continues to seek undue influence over the Board

2019 | 2020 | 2021 | 2022

July 2019
JDS1's first engagement with Catalyst was a letter to the Board setting forth a list of demands, including changes to Board composition

September 2019 – January 2020
Members of the Governance & Nominating ("G&N") Committee, and other members of the Board, interviewed JDS1's suggested director candidates, including Dr. Geoffrey Ling

On Nov. 19, Dr. Usman held a conference call with Gary and Julian Singer to discuss JDS1's candidates

January 2020
The Company and JDS1 entered into a cooperation agreement pursuant to which the Company appointed two directors: one recommended by JDS1, and one approved by JDS1

Nov. 4, 2021
Dr. Usman held a conference call with Gary and Julian Singer to discuss JDS1's 13D filing

Nov. 12, 2021
The Company announces a change in corporate strategy, including an effort to monetize certain assets

Nov. 18, 2021
Dr. Usman held another conference call with Gary and Julian Singer to provide an update on the Company

Jan. 14, 2022
Dr. Usman held a conference call with Gary and Julian Singer to discuss JDS1's proposed candidates for the Board

February 2022
The G&N Committee interviewed each of JDS1's proposed director candidates and continued to consider their candidacy

February 2022 – March 2022
Andrea Hunt, the Chair of the G&N Committee, engaged in several discussions with Julian Singer regarding a potential settlement agreement; the Company continued to arrange interviews with JDS1's nominees

Mar. 2, 2022
Each of JDS1's nominees unexpectedly informed the Company that they would be withdrawing from the interview process

Apr. 28, 2022
JDS1 filed its preliminary proxy statement with the SEC

June 15, 2022
Approximately two weeks after the Company announced the sale of certain assets for up to $60 million, JDS1 filed suit against the Company and its directors, alleging that the sale required a stockholder vote and requesting disclosure of the asset purchase agreement

June 27, 2022
Though not required to do so, the Company filed a Form 8-K disclosing the asset purchase agreement and providing background to the transaction that described a thorough, competitive process

June 29, 2022
The Company announced its plan to distribute cash to stockholders through one or more distributions and to complete the distribution as soon as practicable

July 15, 2022
In discussions with representatives of the Company, counsel for JDS1 stated that JDS1 will actively pursue obtaining damages in its litigation

July 23, 2022
The Company offered to commit to an initial distribution of $45 million if JDS1 would drop its litigation and proxy contest; JDS1 insisted that we reimburse its expenses and conduct the distribution first, before it would drop its litigation

JDS1 Has No Differentiated Suggestions for Improving Catalyst

JDS1's Suggestion[1]	Catalyst Is Already Pursuing?	Observations
Disclose the Asset Purchase Agreement	✓	+ The Company publicly disclosed the Asset Purchase Agreement on June 27, 2022, as soon as we received approval from our counterparty + Our standard practice is to file agreements as an exhibit to the Company's quarterly or annual reports, as is permissible; we accelerated the disclosure of the Vertex agreement
Disclose further details regarding the Vertex transaction	✓	+ The Company disclosed a comprehensive description of the background of the transaction in an 8-K filing on June 27, 2022 + This information, though not required to be disclosed, detailed the thorough and competitive process that led to the transaction with Vertex
Disclose how the Company intends to use the proceeds from the Vertex transaction	✓	+ On June 29, the Company announced its intention to distribute cash, including the proceeds from the Vertex transaction, to the Company's stockholders through one or more distributions + We reaffirmed that commitment on July 6, 2022, when we again indicated our intention to distribute the Company's cash as soon as practicable
Distribute most of the Company's cash, net of what needs to be retained for contingent liabilities and expenses	✓	+ The Board expects to distribute all available cash, net of liabilities and other obligations, to stockholders; this includes proceeds from any additional asset sales + The Board cannot distribute the Company's cash to stockholders without first understanding the full extent of the Company's liabilities and obligations + JDS1's proxy contest and litigation are blocking the implementation of our Cash Distribution Plan by creating uncertainty about our ongoing liabilities and future obligations
Declassify the Board	✓	+ The Company is proposing an amendment to its charter to declassify the Board

1. JDS1's suggestions are summarized based on the language contained in Item 4 of JDS1's Amended Schedule 13D filed with the SEC on May 25, 2022 and June 17, 2022.

Our 2022 Nominees Are Well Qualified and Experienced



Augustine Lawlor

Chairman Since February 2018;
Independent Director Since February 2006

- Successful career as a venture capitalist with substantial experience serving on the boards of public and private companies and in roles within commercial and business development in the pharmaceutical and biotechnology industries
- Current Managing Director of HealthCare Ventures and COO of Leap Therapeutics
- Previously held the COO role at LeukoSite, CFO and VP of Corporate Development role at Alpha-Beta Technology, similar positions at BioSurface Technology and Armstrong Pharmaceuticals and a management consultant role at KPMG
- **Other public directorship(s):** PainReform *(2020 – Present)*; Cardiovascular Systems *(2009 – Present)*; Human Genome Sciences *(2004 – 2012)*; Replidyne *(2002 – 2009)*



Dr. Geoffrey Ling

Independent Director Since January 2020

- **Dr. Ling was identified by JDS1 and appointed to the Board pursuant to a cooperation agreement with JDS1 in January 2020**
- Retired U.S. Army colonel after 20+ years on active duty with international recognition as an expert in brain health and as the founding Director of the Biological Technologies Office at Defense Advanced Research Projects Agency
- Current Professor of Neurology and Attending Neuro Critical Care Physician at Johns Hopkins and the Emeritus Professor of Neurology, Uniformed Services University of the Health Science, as well as Founder and CEO of On Demand Pharmaceuticals
- Previously co-founded molecular diagnostics company Predigen and served as Assistant Director for Medical Innovation in President Obama's White House Office of Science, Technology and Policy (OSTP)



Eddie Williams

Independent Director Since January 2018

- 20+ years of valuable experience and insight into the pre-commercial and commercial market and the biotechnology business
- Former Special Advisor to the CEO of Ascendis Pharma (and interim U.S. Chief Commercial Officer)
- Previously served as SVP of biopharmaceuticals at Novo Nordisk as well as VP of sales in the Respiratory and Dermatology Business Unit at Novartis Pharmaceuticals, where he ran all sales aspects of the respiratory and dermatology businesses
- Prior to Novartis, held numerous sales and marketing positions of increasing responsibility at Pharmacia & Upjohn Company, which was acquired by Pfizer in 2002
- **Other public directorship(s):** BioAlta *(2021 – Present)*

Stockholders Should Support Catalyst's Nominees

Our Board Has Taken Action

+ Recognizing the Company's challenges, **we changed the Company's strategy** to refocus on efforts that we believed would maximize stockholder value
+ With the assistance of the management team and independent legal and financial advisors, **we conducted a comprehensive and competitive review of strategic alternatives**
+ Our **strategic review process culminated in a sale of a portion of our product portfolio for up to $60 million**, more than five times the Company's market value at the time of the announcement
+ We **continued to take decisive actions to reposition the Company**, reducing operating expenses, shrinking the workforce and selling lab equipment and other assets
+ Our Board **developed a plan to return substantially all of the Company's available cash** expeditiously to stockholders, after reserving for liabilities and obligations

Our Board is Best Positioned to Maximize Stockholder Value

+ Our nominees and the rest of the Catalyst Board **are committed to implementing the Cash Distribution Plan** as soon as practicable
+ In addition to being instrumental in developing the Cash Distribution Plan, **our nominees have significant biotechnology experience and valuable insights into the market for biotechnology assets**, expertise that is invaluable as we seek to monetize the Company's remaining assets
+ In contrast, **JDS1's nominees have no new or differentiated ideas** for improving the Company; they have no biotechnology experience
+ JDS1's nominees do, however, have a **troubling number of connections to the Singer family and each other**; we do not believe they are independent, and we question whether they will act in the best interests of all stockholders
+ By creating uncertainty around our obligations and liabilities, **JDS1's campaign and litigation are effectively blocking Cash Distribution Plan**

Our Board Has Taken Action to Maximize Stockholder Value

CATALYST BIOSCIENCES

Progress Since Our Change in Corporate Strategy (Nov. 2021)

Initiative	Achievements
1 **Initiated comprehensive review of strategic alternatives**	+ Engaged independent financial and legal advisors to review all alternatives to maximize stockholder value + Contacted 75 potentially interested parties + Conducted numerous due diligence sessions and ultimately received three non-binding indications of interest
2 **Monetized a portion of our product portfolio for significant value**	+ Sold the Company's portfolio of protease medicines that regulate complement to Vertex Pharmaceuticals for up to $60 million in cash + Board determined that the Vertex offer was superior based on the consideration offered, the amount and duration of the consideration holdback, the fact that the proposal provided for simultaneous signing and closing, and the attractiveness of the terms relative to other proposals received + Value of the transaction was 5x more than the Company's entire market value at the time of announcement
3 **Reduced headcount and operating expenses**	+ Reduced headcount to six employees, just enough to manage the orderly transfer of the technology we sold, continue efforts to monetize the Company's remaining assets, and satisfy public company reporting obligations + Ceased all research and development activities to conserve cash + Reduced operating expenses by more than 40% from Q3 2021 to Q1 2022
4 **Sold lab equipment and other assets**	+ Realized additional value, and reduced overhead, by selling lab equipment and terminating lab leases
5 **Formulated plan to distribute cash to stockholders**	+ Board developed a plan to distribute all available cash to stockholders + Our intention is to maximize the total distribution after satisfying or reserving for Company liabilities and to complete the distribution as soon as practicable + Board expects the total amount of cash to be distributed to be as much as $65 million, depending on several factors

1

We Conducted a Comprehensive Process to Evaluate Alternatives

Our Board ran a robust and thorough strategic review process to maximize stockholder value

- The process took place over approximately three months, beginning in February 2022 and culminating in May 2022
- At the direction of our Board, the Company's financial advisor and executive team contacted approximately 75 potentially interested parties
  - Despite a challenging interest rate and biotech market environment, the Company received robust interest
  - 15 parties executed confidentiality agreements, most of whom also proceeded to due diligence
- The Company's executive team spent dozens of hours conducting due diligence sessions with potentially interested parties

At the end of the process, the Company received three non-binding indications of interest

- Two offers were received prior to the deadline, while the Company later received another offer
- With multiple offers to consider, the Board focused on delivering maximum value for stockholders
- The Board ultimately determined that the offer from Vertex was superior

	Stage	# of Participants
I	Potentially interested parties contacted	75
II	Execution of confidentiality agreements	15
III	Due diligence sessions conducted	14
IV	Process letters sent	13
V	Non-binding indications of interest received	3
VI	Asset purchase agreement executed	1

2 Our Process Resulted in a Value-Maximizing Transaction

The Board determined that the offer from Vertex was superior to the other offers it received during the strategic review process

In making its determination to unanimously approve the transaction, the Board considered, among other factors:

+ The consideration offered by Vertex;
+ The amount and duration of the consideration holdback (which it deemed to be reasonable relative to the total consideration);
+ The superiority of the terms offered by Vertex compared to the other offers received during the competitive process; and
+ The fact that the Vertex proposal provided for simultaneous signing and closing of the transaction
  - This feature was important to the Board, because it provided both increased certainty of closing and the opportunity to expeditiously distribute cash to stockholders

The transaction – the proceeds from which were more than 5x the Company's market value at the time of the announcement – has been well-received by stockholders

+ Since the transaction was announced, the Company has delivered a return of more than 360%[1] to stockholders, handily exceeding benchmarks including the Nasdaq Composite Index and the SPDR S&P Biotechnology ETF[1]

Realizable Proceeds from Sale to Vertex ($M)



$70M
$60M
$50M
$40M
$30M
$20M
$10M
$0M
$12M
$60M
CBIO Market Value Prior to Sale
Realizable Proceeds from Sale to Vertex

Source: FactSet, Company filings. "CBIO Market Value Prior to Sale" reflects Company market value on May 20, 22, the last trading day prior to the public announcement of the transaction with Vertex.
1. As of July 22, 2022.

3 We Have Significantly Repositioned the Company

Quarterly R&D Expense ($M)



$20.4
52% reduction
$9.7
Q3 2021 (Before Change in Strategy)
Q1 2022

~50% reduction in research and development (R&D) expenses since Q3 2021[1]

Headcount



45 2
87% reduction
6
Q3 2021 (Before Change in Strategy)
Present

Full-time headcount reduced by ~90%, from 45[3] to 6 employees

Cash ($M)



47% increase
$86.8 3
$59.2
Q3 2021 (Before Change in Strategy)
Pro Forma as of Q1 2022

~50% increase in cash and cash equivalents since Q3 2021, inclusive of the contribution from the sale to Vertex

Source: FactSet, Company filings. The "Before Change in Strategy" time period reflects Q3 2021 data (the last full quarter prior to the announcement of the strategy change) unless otherwise noted.

1. Primarily due to decrease in hemophilia-related costs, complement-related costs, personnel-related costs, and stock-based compensation expense.
2. Annual number reported as of December 31, 2021.
3. Pro forma amount disclosed in 8-K/A filed on May 23, 2022, which reflects the contribution from the sale to Vertex.

5 Our Board Is Committed to Distributing All Available Cash to Stockholders Expeditiously

The Board is committed to returning substantially all of Catalyst's available cash expeditiously to stockholders, after reserving for liabilities and obligations

+ After initially announcing the Cash Distribution Plan on June 29, we have reaffirmed this commitment in three separate press releases and letters to our stockholders
  - JDS1's concerns that we may have other plans for the use of the Company's cash, such as M&A,[1] have no basis

Our Board intends to distribute the Company's cash as soon as practicable and would like to proceed with the Cash Distribution Plan without delay

+ We have repeatedly called upon JDS1 to drop its proxy contest and its meritless litigation to enable the Board to implement the Cash Distribution Plan immediately; however, JDS1 has refused to do so, and has not engaged in good faith negotiations

The implementation of our Cash Distribution Plan has been delayed because JDS1 is suing the Company and its directors

+ Until we know the outcome of the litigation, we cannot release the cash to stockholders
+ On July 23, we offered to do an initial distribution of $45 million if JDS1 would drop its litigation and proxy contest, allowing us to measure our liabilities better

"The intention of the Company's Board of Directors is to maximize the size of the total [cash] distribution after satisfying or reserving for Company obligations, and to complete the distribution as soon as practicable."

June 29, 2022 Press Release

"The Board remains committed to distributing [the Company's] cash, net of liabilities and obligations, expeditiously to stockholders once the potential liabilities and expenses associated with the stockholder litigation and proxy contest are known."

July 6, 2022 Press Release

1. See JDS1's Definitive Proxy Statement, filed with the SEC on July 19, 2022.

Our Cash Distribution Plan Maximizes the Amount Available to Stockholders

5

As we have unequivocally stated, the Board is committed to distributing the Company's cash, including any additional proceeds from future monetization, net of liabilities and other obligations, to stockholders

+ The Company *must* reserve enough capital to ensure it can satisfy its *bona fide* liabilities and obligations
+ We have done extensive work to estimate the cash required to satisfy obligations and reserve for contingencies

We believe we will be able to distribute up to $65 million to stockholders

+ If we are able to monetize other assets, the distributions could be higher

Illustrative Use of Available Cash, Assuming No Further Asset Monetization ($M)[1]

Represents expenses incurred since March 31 and expenses we reasonably anticipate, including:

+ Normal operating expenses;
+ Wind-down expenses, including termination of lease;
+ Headcount reduction expenses, including severance payments;
+ Expenses related to technology transfer to Vertex;
+ Expenses related to JDS1's proxy contest and litigation; and
+ D&O insurance policy premiums

Also includes the net of proceeds from monetization of lab equipment and other assets to date

Represents initial holdback relating to contingent liabilities and potential obligations, including:

+ Potential tax and indemnity obligations relating to the Vertex transaction
+ Expenses associated with maintaining public company compliance longer than anticipated, in case needed
+ Reserve for D&O insurance retention (i.e., deductible)
+ Potential contingent expenses, including:
  + Unanticipated higher costs of technology transfer
  + Expenses associated with monetizing other assets
  + Potential for higher D&O insurance premiums



$87M
$22M
There may be further upside if we can monetize our remaining assets
$65M
$20M
$45M
Assumes litigation and proxy contest conclude soon without unanticipated expense
Pro Forma Cash & Equivalents as of 3/31/22 After Giving Effect to the Vertex Transaction
Net Expenses Incurred and Reasonably Anticipated Since March 31[2]
Potential Aggregate Cash Distribution
Initial Holdback
Anticipated Amount of Initial Cash Distribution

1. Source: Company filings. "Anticipated Amount of Initial Cash Distribution" is included for illustrative purposes only and may not reflect the amount of any future distributions to stockholders. The actual amount and timing of planned cash distributions could differ materially from this figure.
2. Based on our current expectations. Actual amount may differ.

Investors Have Reacted Favorably to Our Efforts to Maximize Value and Distribute Cash

Since Announcement of Review of Strategic Alternatives (2/17/22)[1]



Nasdaq Composite
-16%
SPDR S&P Biotech ETF
-15%
Nasdaq Biotech Index
-5%
CATALYST BIOSCIENCES
238%
-100%
0%
100%
200%
300%

Since Announcement of Sale of Complement Portfolio (5/23/22)[2]



Nasdaq Composite
4%
SPDR S&P Biotech ETF
15%
Nasdaq Biotech Index
6%
CATALYST BIOSCIENCES
361%
0%
100%
200%
300%
400%

Since Announcement of Cash Distribution Plan (6/29/22)[3]



Nasdaq Composite
6%
SPDR S&P Biotech ETF
9%
Nasdaq Biotech Index
4%
CATALYST BIOSCIENCES
16%
0%
5%
10%
15%
20%
25%

Source: FactSet. Data as of July 22, 2022.

1. Measures total shareholder return since the announcement of a review of strategic alternatives (from February 16, 2022, the last trading day prior to the announcement, to present).
2. Measures total shareholder return since the announcement of the sale of the complement portfolio (from May 20, 2022, the last trading day prior to the announcement, to present).
3. Measures total shareholder return since the announcement of the cash distribution plan (from June 28, 2022, the last trading day prior to the announcement, to present).

We Have the Right Board to Oversee Our New Strategy

CATALYST BIOSCIENCES

Our 2022 Nominees Are Well Qualified and Experienced



Augustine Lawlor

Chairman Since February 2018;
Independent Director Since February 2006

+ Successful career as a venture capitalist with substantial experience serving on the boards of public and private companies and in roles within commercial and business development in the pharmaceutical and biotechnology industries
+ Current Managing Director of HealthCare Ventures and COO of Leap Therapeutics
+ Previously held the COO role at LeukoSite, CFO and VP of Corporate Development role at Alpha-Beta Technology, similar positions at BioSurface Technology and Armstrong Pharmaceuticals and a management consultant role at KPMG
+ **Other public directorship(s):** PainReform *(2020 – Present)*; Cardiovascular Systems *(2009 – Present)*; Human Genome Sciences *(2004 – 2012)*; Replidyne *(2002 – 2009)*



Dr. Geoffrey Ling

Independent Director Since January 2020

+ **Dr. Ling was identified by JDS1 and appointed to the Board pursuant to a cooperation agreement with JDS1 in January 2020**
+ Retired U.S. Army colonel after 20+ years on active duty with international recognition as an expert in brain health and as the founding Director of the Biological Technologies Office at Defense Advanced Research Projects Agency
+ Current Professor of Neurology and Attending Neuro Critical Care Physician at Johns Hopkins and the Emeritus Professor of Neurology, Uniformed Services University of the Health Science, as well as Founder and CEO of On Demand Pharmaceuticals
+ Previously co-founded molecular diagnostics company Predigen and served as Assistant Director for Medical Innovation in President Obama's White House Office of Science, Technology and Policy (OSTP)



Eddie Williams

Independent Director Since January 2018

+ 20+ years of valuable experience and insight into the pre-commercial and commercial market and the biotechnology business
+ Former Special Advisor to the CEO of Ascendis Pharma (and interim U.S. Chief Commercial Officer)
+ Previously served as SVP of biopharmaceuticals at Novo Nordisk as well as VP of sales in the Respiratory and Dermatology Business Unit at Novartis Pharmaceuticals, where he ran all sales aspects of the respiratory and dermatology businesses
+ Prior to Novartis, held numerous sales and marketing positions of increasing responsibility at Pharmacia & Upjohn Company, which was acquired by Pfizer in 2002
+ **Other public directorship(s):** BioAlta *(2021 – Present)*

Our Board Is Highly Experienced and Diverse



Augustine Lawlor
Chairman
Joined Board in February 2006

- Venture capitalist with substantial experience in commercial and business development within the pharma and biotech industries
- Current Managing Director of HealthCare Ventures and COO of Leap Therapeutics



Dr. Nassim Usman
President and CEO
Joined Board in February 2006

- Extensive scientific and business experience, multiple innovations in the biotech field and academic expertise
- Current Venture Partner at Morgenthaler Ventures; author of 70+ scientific articles and named inventor in 130 issued patents and patent applications



Dr. Errol B. De Souza
Independent Director
Joined Board in August 2015[1]

- Leader in the development of therapeutics for treatment of central nervous system disorders
- Renowned executive in the biopharma industry, having founded companies and served as President & CEO of several public and private biotech companies



Andrea Hunt
Independent Director
Joined Board in October 2017

- Wide breadth of experiences, including service at med tech, pharma and biotech companies
- Previously served as the VP of New Product Gene Therapy, Neuroscience, Oncology and Ophthalmology with Shire



Jeanne Y. Jew
Independent Director
Joined Board in September 2021

- 25+ years of corporate development experience within the biopharma industry
- Currently serves as the Chief Business Officer of ALX Oncology Holdings and a QB3 Executive Mentor to early-stage life science companies



Dr. Geoffrey Ling
Independent Director
Joined Board in January 2020

- Internationally recognized expert in brain health and served as an officer in the U.S. Army Medical Corps for 20+ years before retiring as a colonel
- Current Professor of Neurology and Attending Neuro Critical Care Physician at Johns Hopkins



Sharon Tetlow
Independent Director
Joined Board in January 2020

- Significant experience in corporate finance and strategic planning
- In connection with current role as Managing Partner of Potrero Hill Advisors, has led the finance function at several biotechnology and pharmaceutical companies



Eddie Williams
Independent Director
Joined Board in January 2018

- 20+ years of valuable experience and insight into the pre-commercial and commercial market and the biotech business
- Former Special Advisor to the CEO of Ascendis Pharma (and interim U.S. Chief Commercial Officer)

Director Tenure



2
3
3
6.9
Average
Tenure
0-2 Years
3-6 Years
7 Years or More

Gender or Racial / Ethnic Diversity



13%
88%
Gender or Ethnically Diverse
Not Gender or Ethnically Diverse

1. Prior to the merger with Catalyst in 2015, Dr. De Souza served as a member of the Board of Targacept from 2004 until the completion of the merger

Catalyst's Board Has the Right Skills and Experiences










		Augustine Lawlor	Dr. Nassim Usman	Dr. Errol B. De Souza	Andrea Hunt	Jeanne Y. Jew	Dr. Geoffrey Ling	Sharon Tetlow	Eddie Williams	TOTAL
Industry	Biotechnology	✓	✓	✓	✓	✓	✓	✓	✓	8 of 8 Directors
Industry	Academic Expertise		✓				✓			2 of 8 Directors
Industry	Innovation and Invention		✓							1 of 8 Directors
Industry	Biotechnology M&A and Licensing Experience	✓	✓	✓		✓				4 of 8 Directors
Industry	Scientific Experience and R&D		✓	✓			✓			3 of 8 Directors
Strategic	Financial / Investment	✓	✓					✓		3 of 8 Directors
Strategic	Capital Raising	✓	✓	✓						3 of 8 Directors
Strategic	Audit / Finance / Risk	✓				✓		✓		3 of 8 Directors
Strategic	Business Development & Strategic Planning	✓	✓	✓	✓	✓		✓	✓	7 of 8 Directors
Strategic	Sales / Marketing				✓				✓	2 of 8 Directors
Leadership	Biotechnology Executive Leadership	✓	✓	✓		✓	✓		✓	6 of 8 Directors
Leadership	Pharmaceutical Executive Leadership		✓	✓	✓	✓	✓			5 of 8 Directors
Leadership	Public Company Board	✓	✓	✓	✓			✓	✓	6 of 8 Directors

We Believe JDS1's Proxy Contest is Driven by Its Desire to Gain Control of Catalyst and Its Cash

CATALYST BIOSCIENCES

JDS1 Has No Differentiated Suggestions for Improving Catalyst

JDS1's Suggestion[1]	Catalyst Is Already Pursuing?	Observations
Disclose the Asset Purchase Agreement	✓	+ The Company publicly disclosed the Asset Purchase Agreement on June 27, 2022, as soon as we received approval from our counterparty + Our standard practice is to file agreements as an exhibit to the Company's quarterly or annual reports, as is permissible; we accelerated the disclosure of the Vertex agreement
Disclose further details regarding the Vertex transaction	✓	+ The Company disclosed a comprehensive description of the background of the transaction in an 8-K filing on June 27, 2022 + This information, though not required to be disclosed, detailed the thorough and competitive process that led to the transaction with Vertex
Disclose how the Company intends to use the proceeds from the Vertex transaction	✓	+ On June 29, the Company announced its intention to distribute cash, including the proceeds from the Vertex transaction, to the Company's stockholders through one or more distributions + We reaffirmed that commitment on July 6, 2022, when we again indicated our intention to distribute the Company's cash as soon as practicable
Distribute most of the Company's cash, net of what needs to be retained for contingent liabilities and expenses	✓	+ The Board expects to distribute all available cash, net of liabilities and other obligations, to stockholders; this includes proceeds from any additional asset sales + The Board cannot distribute the Company's cash to stockholders without first understanding the full extent of the Company's liabilities and obligations + JDS1's proxy contest and litigation are blocking the implementation of our Cash Distribution Plan by creating uncertainty about our ongoing liabilities and future obligations
Declassify the Board	✓	+ The Company is proposing an amendment to its charter to declassify the Board

1. JDS1's suggestions are summarized based on the language contained in Item 4 of JDS1's Amended Schedule 13D filed with the SEC on May 25, 2022 and June 17, 2022.

JDS1's Nominees Are Not Additive and Would Remove Valuable Experience

JDS1's nominees do not have differentiated skills, in our view, and have troubling track records and affiliations

Catalyst's Nominees' Experience



Gus Lawlor

+ Successful career as a venture capitalist with substantial experience serving in commercial and business development roles within pharma and biotech, with **irreplaceable institutional knowledge** from his tenure at the Company
+ Public company director expertise as well **C-suite executive experience during pivotal company moments** including M&A



Dr. Geoffrey Ling

+ **Experience within the pubic and private sectors** as a retired U.S. Army colonel and seasoned pharmaceutical executive
+ **Internationally recognized as an expert in brain health** and is well-known for drug development and research work for medical and academic institutions
+ Appointed to the Board in 2020 pursuant to a cooperation agreement with JDS1, which had identified him as a candidate



Eddie Williams

+ **20+ years of valuable experience and insight** into the pre-commercial and commercial market and the biotechnology business
+ **Substantial knowledge of development strategies** from general management, sales and marketing roles, including serving as the interim U.S. Chief Commercial Officer in preparation for Ascendis Pharma's first commercial launch

Bring vital industry experience and a track record of distinguished leadership

JDS1's Nominees' Experience



Shelly Lombard



Matthew Stecker



Igor Volshteyn

- **No experience** as directors or officers of biotechnology companies
- **Numerous and longstanding connections** to other JDS1 nominees and the Singer family
- Have collectively **received millions of dollars in executive compensation and board fees** at companies to which they were introduced or recommended by members of the Singer family
- **Track record of significant stockholder value destruction** at other public companies at which they have served as directors[1]
- A **history of hiring entities controlled by Julian Singer to manage company assets**,[2] with lucrative fee arrangements that benefit the Singer family

Lack relevant skills, independence or differentiated ideas for maximizing value

1. As of July 22, 2022, Ms. Lombard and Messrs. Stecker and Volshteyn have delivered an average total shareholder return of -16%, -46%, and -11%, respectively, as public company directors.
2. See the Management Agreements between CIDM II LLC, of which Julian Singer is the sole member, and Symbolic Logic, Inc. and CCUR Holdings, Inc., filed with the SEC on January 24, 2022 and June 8, 2020, respectively. Messrs. Stecker and Volshteyn were executives at Symbolic Logic and CCUR Holdings, respectively, at the time each company entered into its agreement with CIDM II, LLC.

JDS1's Nominees Are Not Independent

JDS1's nominees have numerous and longstanding connections to each other and the Singer family

JDS1 Nominee	Singer Family / JDS1 Nominee Affiliations	# of Connections	Explanation of Connections[1]
 Shelly Lombard	TMTS Spartacus Acquisition Corporation; CCUR HOLDINGS; INNOVATE; alaska COMMUNICATIONS	Igor Volshteyn: 1; Julian Singer / JDS1: 3; Karen Singer / TAR Holdings: 2; Gary Singer: 1	– Served as a director of Spartacus Acquisition Corp. – a SPAC sponsored by CCUR Holdings – while Mr. Volshteyn was the company's CFO and director – Served as a director of Spartacus Acquisition Corp., a SPAC sponsored by CCUR Holdings (in which JDS1 is the largest stockholder); came to her former role as a director at INNOVATE Corp. at JDS1 and CCUR's recommendation; Julian Singer was a member of Karen Singer's 13D group at Alaska Communications and was a party to her cooperation agreement with the company – Serves as a consultant to TAR Holdings, an entity controlled by Karen Singer; served on the board of Alaska Communications as a result of having been introduced or recommended by Ms. Singer, who was a significant investor in the company – Gary Singer was a member of Karen Singer's 13D group at Alaska Communications and was a party to her cooperation agreement with the company
 Matthew Stecker	SYMBL; livewire; SeaChange; HealthWarehouse.com; MRV Communications, Inc.; SITO	Igor Volshteyn: 1; Julian Singer / JDS1: 3; Karen Singer / TAR Holdings: 6; Gary Singer: 3	– Serves with Mr. Volshteyn on the board of Symbolic Logic – Has served alongside Julian Singer on the boards of Symbolic Logic and Live Microsystems; has also served as a director of SeaChange International, in which Julian Singer is a significant stockholder – With respect to his directorships and other roles at Symbolic Logic, HealthWarehouse.com, Live Microsystems, MRV Communications, SeaChange International and SITO Mobile, Mr. Stecker came to those roles as the result of having been introduced or recommended by Karen Singer[1] – Gary Singer has been a longstanding investor in Symbolic Logic[2] and has been a party to various agreements with the company[3]; Gary Singer appeared to play an active role in Karen Singer's investment at SITO Mobile,[4] where Mr. Stecker served on the board; Gary Singer was a significant holder of the debt and equity of Livewire Mobile[5] while Mr. Stecker was on the board
 Igor Volshteyn	TMTS Spartacus Acquisition Corporation; CCUR HOLDINGS; SYMBL	Shelly Lombard: 1; Matthew Stecker: 1; Julian Singer / JDS1: 2; Karen Singer / TAR Holdings: 2; Gary Singer: 2	– Served as a director CFO of Spartacus Acquisition Corp. – a SPAC sponsored by CCUR Holdings – while Ms. Lombard was a director – Serves with Mr. Stecker on the board of Symbolic Logic – Came to his current and past roles at CCUR Holdings as a result of having been introduced or recommended by JDS1, CCUR's largest stockholder[1]; served as CFO and director of Spartacus Acquisition Corp., a SPAC sponsored by CCUR Holdings – Came to his role as a director at Symbolic Logic as a result of having been introduced or recommended by Karen Singer, who was the company's largest stockholder; serves as a nominee for election at SeaChange International's 2022 annual meeting, having been introduced or recommended by Karen Singer[1] – Gary Singer has been a longstanding investor in Symbolic Logic[2] and has been a party to various agreements with the company[3]; Mr. Volshteyn began his career at Tejas Securities, a former subsidiary of Capital & Technology Advisors, Inc., a firm with which Gary Singer has purportedly had an "extensive business history"[6] through which Gary Singer and Singer family entities have allegedly received millions in fees[6]

● Shelly Lombard ● Matthew Stecker ● Igor Volshteyn ● Julian Singer / JDS1 ● Karen Singer / TAR Holdings ● Gary Singer

1. Note: All information regarding the connections between JDS1's nominees and the Singer family is derived from JDS1's Definitive Proxy Statement, filed with the SEC on July 19, 2022, unless otherwise noted.
2. See Symbolic Logic's Earnings Call transcripts dated March 12, 2008 and August 4, 2009, in which Gary Singer refers to himself as a "large shareholder" and "long time investor," respectively.
3. See Confidentiality Agreement between Symbolic Logic and Karen and Gary Singer, initially filed with the SEC on May 27, 2010 and amended at least seven times in subsequent filings.
4. See SITO Mobile Ltd. Letter to Stockholders, filed with the SEC on May 3, 2017, in which the company noted that Gary Singer had a "very visible, active and vocal role and appears to be the one orchestrating Karen Singer's activist campaign against SITO."
5. See HealthWarehouse.com Preliminary Proxy Statement, filed with the SEC on July 12, 2013, in which the company noted that, "with debt and full dilution," Gary Singer and another investor could own approximately 90% of Livewire Mobile.
6. See Plaintiff's Amended Complaint in *Highland Legacy Limited v. Singer*, C.A. No. 1566-N (Del. Ch. Mar. 17, 2006).

JDS1's Nominees Have Strong Ties to JDS1 and Each Other

JDS1's nominees have numerous and longstanding connections to each other and the Singer family

Igor Volshteyn ↔ **Shelly Lombard**
- Served together on the board of **Spartacus Acquisition Corp.**, a SPAC sponsored by **CCUR Holdings**

Igor Volshteyn ↔ **Matthew Stecker**
- Serve together on the board of **Symbolic Logic**, where Mr. Stecker is Chairman and CEO
- Previously worked together at **CCUR Holdings**

Matthew Stecker ↔ **Shelly Lombard**
- Mr. Stecker previously worked at **CCUR Holdings**, which sponsored the **Spartacus Acquisition Corp.** SPAC, at which Ms. Lombard served as a director

Igor Volshteyn ↔ **Julian Singer (JDS1)**
- Serves as CEO of **CCUR Holdings** and as a director at **Symbolic Logic**, having come to both roles as a result of having been introduced or recommended by JDS1

Matthew Stecker ↔ **Julian Singer (JDS1)**
- Serve together on the boards of **SeaChange International** and **Live Microsystems**
- Previously served together on the board of **Symbolic Logic**
- JDS1 nominated Messrs. Singer and Stecker to the board of **CCUR Holdings**

Shelly Lombard ↔ **Julian Singer (JDS1)**
- Ms. Lombard joined the board of **Innovate Corp.** having been introduced or recommended by JDS1 and **CCUR Holdings**

JDS1's Nominees Have Poor Track Records as Directors at Other Companies

Companies for which JDS1's nominees have served as directors have underperformed the broader markets during the nominees' tenure, and, in many cases, have destroyed value

Collectively, JDS1's nominees have served on the boards of 12 public companies; all but one of those companies has underperformed the Russell 3000

– The companies where Shelly Lombard, Matthew Stecker and Igor Volshteyn have served as directors have delivered returns of **-16%, -46% and -11%**, respectively, during their tenures as directors

– Half those companies have destroyed stockholder value on an absolute basis[2]

Given such poor performance, Catalyst stockholders might reasonably question why the Singer family continues to recommend the JDS1 nominees for public company boards

In our view, JDS1 selected its nominees at Catalyst for one reason: their presumed loyalty to the interests of the Singer family

Annualized TSR vs. Russell 3000 During Tenure on Board[1]



Median: (31%)
Bed Bath & Beyond Inc.
(66%)
INNOVATE Corp
(35%)
Spartacus Acquisition Corp. (Lombard)
(20%)
Alaska Communications Systems Group, Inc.
(8%)
Live Microsystems Inc
(76%)
HealthWarehouse.com, Inc.
(50%)
SeaChange International, Inc.
(41%)
Symbolic Logic, Inc. (Stecker)
(32%)
MRV Communications, Inc.
(7%)
SITO Mobile, Ltd.
23%
Symbolic Logic, Inc. (Volshteyn)
(30%)
Spartacus Acquisition Corp. (Volshteyn)
(20%)
(100%)
(80%)
(60%)
(40%)
(20%)
0%
20%
40%
Shelly Lombard
Matthew Stecker
Igor Volshteyn

1. Source: FactSet. Data as of July 22, 2022.
2. Bed Bath & Beyond and INNOVATE Corp. have delivered TSR of -77% and -38%, respectively, during Shelly Lombard's tenure. Live Microsystems, HealthWarehouse.com, SeaChange International, and Symbolic Logic have delivered TSR of -100%, -69%, -55%, and -74%, respectively, during Matthew Stecker's tenure. Symbolic Logic has delivered TSR of -36% during Igor Volshteyn's tenure. Data is as of July 22, 2022.

We Have Been Responsive to JDS1 for More Than Three Years

JDS1's first communication with the Company was a letter to the Board of Directors in July 2019 calling for changes to the Company's Board composition and governance

+ Since then, we have engaged frequently with Julian Singer and his father, Gary Singer

In January 2020, the Company entered into a cooperation agreement with JDS1, pursuant to which we appointed two new directors: one that JDS1 had identified and recommended, and one that JDS1 had approved

+ Electing JDS1's nominees at the 2022 Annual Meeting, therefore, would give it influence over 4 of the Company's 7 independent directors – a majority of the independent members

We have continued to work in good faith to resolve this proxy contest and litigation with JDS1

+ Most importantly, we have committed to distributing all of the Company's available cash, after reserving for liabilities and obligations, to stockholders; this is consistent with what we believed to be JDS1's principal demand
+ We are also proposing an amendment to the Company's charter to declassify the Board

WE have made a proposal to JDS1 that would commit the Company to an initial distribution of $45 million and provide for reimbursement of JDS1's expenses (subject to a cap)

+ It appears to us that JDS1 is not actually seeking to have us return our cash, or it would have agreed to our latest proposal, which maximizes the initial cash distribution and commits to further distributions
+ JDS1 appears instead interested in *delaying* the distribution, perhaps in hopes of gaining control over the Board and Company as the Singers did at CCUR Holdings and Symbolic Logic
+ JDS1 proposed an unprecedented and unworkable framework in which the Company would distribute cash immediately, even before JDS1 dropped its litigation; this order of operations fails to account for our responsibility to satisfy our *bona fide* liabilities and obligations and exposes the Company and its directors to liability
+ When asked to provide rationale or precedent for this unusual language, JDS1 did not have any precedents or a rationale other than it preferred this off-market approach
+ We believe JDS1 made this demand knowing that it was unreasonable so that it could count on the demand being rejected

It is telling, in our view, that JDS1 is now seeking to remove a director that it had identified and recommended to our Board just two years ago

+ Unlike many of JDS1's and the Singer family's nominees at other companies, Dr. Ling did not have a prior track record of collaborating with members of the Singer family
+ We believe that JDS1 is attempting to replace Dr. Ling and our other nominees with candidates it believes will be more loyal to JDS1 and the Singer family

We Believe JDS1's Lawsuit Is Baseless

The Court did not view JDS1's disclosure claim as Credible

JDS1 has two claims against Catalyst relating to the Company's transaction with Vertex:

One claim alleges that the sale of the Company's complement portfolio required a stockholder vote

+ The Board received an opinion from independent Delaware legal counsel (Potter Anderson) that the transaction did not require a stockholder vote, an opinion on which the Board reasonably relied

The second claim alleges that the Company failed to disclose important information regarding the transaction

+ The Company has disclosed the Vertex agreement and the background of the transaction
+ The Delaware Court of Chancery described JDS1's claim as not "colorable"[1]

Importantly, JDS1's litigation is effectively blocking the implementation of the Board's Cash Distribution Plan

+ In seeking significant damages from the Company and its directors for the Vertex transaction, JDS1 has effectively halted our Cash Distribution Plan



35

The colorability and irreparable harm analysis are combined, effectively, in this instance, because if there is a colorable claim of disclos violations, then there is per se irreparable harm. In this case, I do not view the claim as colorable. Effectively, plaintiff is seeking disclosure of two categories of things: first, the purchase agreement; and, second, the use of the proceeds from that transaction. The purchase agreement has been disclosed now, albeit with redactions that I understand were made due to commercial sensitivities of the acquirer. And the intended use of proceeds, too, has been disclosed. I recognize that the plaintiff is dissatisfied with the disclosures concerning the use of proceeds. In my view, dissatisfaction is not enough to require expedited proceedings, and the intent to distribute, subject to a better understanding of certain contingent liabilities, is sufficient information in this regard.

So because the two categories of disclosure claims identified in the complaint h effectively been mooted, or to the extent they're not it's really marginal information that the plaintiff still seeks, I am denying expedition.

CHANCERY COURT REPORTERS

"In this case, I do not view [JDS1's disclosure] claim as colorable."[1]

"The purchase agreement has been disclosed now… And the intended use of proceeds, too, has been disclosed… [T]he two categories of disclosure claims identified in the complaint have been effectively mooted."[1]

Notably, JDS1 does not even mention its lawsuits against the Company in its investor presentation

1. Source: *JDS1, LLC vs. Catalyst Biosciences, Inc. et al.*, C.A. No. 2022-0515-KSJM.

We Have Reason to Believe Gary Singer Is Influencing JDS1's Campaign at Catalyst

Gary Singer is Frequently Copied on JDS1's Official Correspondence Despite Not Being Disclosed as a Participant in its 13D Group or Solicitation

In 1992, Gary Singer and the company at which he was chairman were indicted for leading an "extensive criminal scheme to profit from insider tips on junk bond trades"[1]

+ Mr. Singer was found guilty of 21 counts of racketeering, money laundering and fraud[2] and sentenced to 28 months in prison[3]
+ He also faced a civil action by the SEC.[4] Pursuant to a settlement of those claims, Gary Singer is permanently enjoined from acting as an officer or director of a public company
+ Gary Singer was ordered to disgorge more than $4 million of improper profits[5]

Gary Singer has been an active participant on conference calls with the Company dating back to November 2019

+ Gary Singer has frequently led the conversation on behalf of JDS1
  - Gary Singer has been involved in discussions with the Company regarding, among other issues, JDS1's proposed candidates for our Board
+ Gary Singer has participated substantively in at least four conference calls with Catalyst management

Gary Singer has also frequently been copied by Julian Singer on email correspondence with Catalyst's management

+ Other than David Oros, none JDS1's other nominees or members of its 13D group are copied on these emails

When we sought clarification on Gary Singer's active, yet undisclosed, role in JDS1's campaign at Catalyst, JDS1 refused to answer

From: Julian Singer [redacted]
Date: Wednesday, 23 October 2019 at 06:59
To: Jeff Himawan [redacted], Nassim Usman [redacted]
Cc: Gary Singer [redacted], "Dave Oros - Gamma3 [redacted]" [redacted], Trisha Colton [redacted]
Subject: Scheduling a call

From: Julian Singer [redacted]
Sent: Monday, November 11, 2019 12:20
To: Nassim Usman [redacted]
Cc: Jeff Himawan [redacted]; Dave Oros - Gamma3 [redacted]; Gary Singer [redacted]; Trisha Colton [redacted]
Subject: RE: scheduling a call

From: Julian Singer [redacted]
Date: Thursday, October 28, 2021 at 07:55
To: Nassim Usman [redacted]
Cc: Gary Singer [redacted], "Dave Oros - Gamma3 [redacted]" [redacted]
Subject: scheduling a call

From: Julian Singer [redacted]
Date: Friday, November 12, 2021 at 06:09
To: Nassim Usman [redacted]
Cc: Gary Singer [redacted], "Dave Oros - Gamma3 [redacted]" [redacted]
Subject: FW: Catalyst Biosciences Announces Change in Corporate Strategy

From: Julian Singer [redacted]
Date: Thursday, December 2, 2021 at 07:13
To: Nassim Usman [redacted]
Cc: Gary Singer [redacted], "Dave Oros - Gamma3 [redacted]" [redacted], Julian Singer [redacted]
Subject: Board Candidates - CBIO

1. Diana B. Henriques, "Cooper Companies and Former Head Are Indicted," *The New York Times*, Nov. 11, 1992.
2. Diana B. Henriques, "Cooper's Ex-Chairman Convicted in Fraud Case," *The New York Times*, Jan. 14, 1994.
3. Bloomberg News, "Former Official of Cooper Gets Prison Term," *The New York Times*, Aug. 10, 1995.
4. See the SEC's Mar. 10, 1997 Litigation Release No. 15278, which can be accessed at the SEC's website at the following internet address: https://www.sec.gov/litigation/litreleases/lr15278.txt
5. See SEC News Digest, Issue 97-47, dated March 11, 1997, which states that the SEC obtained disgorgement and pre-judgment interest arising from Mr. Singer's violations in the amount of $4,182,994.

Other Parties Have Observed that Gary Singer Has Had a Troubling Influence Over Singer Family Investments

*"***Gary Singer has been the primary person the Company's representatives have dealt with** respect to actions taken by HWH Lending![1] The Company has **never spoken to or met Karen Singer** since its involvement with HWH Lending three years ago. Even **HWH Lending's legal counsel copied Gary Singer and not Karen Singer** on its correspondence to the Company."[2]*

*"[B]ecause Gary Singer cannot serve as a public company's officer or director himself 'he **uses his wife** non-party **Karen Singer**, **son** non-party **Julian Singer** and brother director defendant Stephen [sic] G. Singer **to execute activist strategies with various small-cap public companies** traded on pink sheets.'"[3]*

*SITO believes that the **"Karen Singer"** who is viewed as an activist investor… **is actually a façade for Gary A. Singer**… [who] seems to have **a very visible, active and vocal role** and appears to be the one **orchestrating Karen Singer's activist campaign** against SITO. SITO has never received any telephone calls or requests for meetings from Karen Singer… but **only from her husband [Gary] and son [Julian]** who specifically refer to themselves in their communications with SITO's management as 'SITO's largest stockholder.'"[4]*

1. HWH Lending, LLC was purportedly controlled by Karen Singer, its sole member.
2. HealthWarehouse Letter to Stockholders, filed with the SEC on July 29, 2013.
3. *Samuels v. CCUR Holdings, Inc.*, C. A. 2021-0358-PAF (Del. Ch. May. 31, 2022).
4. SITO Mobile Ltd. Letter to Stockholders, filed with the SEC on May 3, 2017.

JDS1's Track Record at CCUR Is a Cautionary Tale

By the time of JDS1's first publicly disclosed investment in CCUR Holdings (then known as Concurrent Computer Corporation) in 2015, Karen Singer had been influencing the company for more than three years and had successfully placed two representatives on the board

JDS1 began pressuring the company in 2016, urging it to review strategic alternatives and sell assets, and threatening a proxy contest and demanding board representation

+ Through a settlement, another close Singer family associate, Wayne Barr,[2] was appointed to the board

JDS1 continued to reconstitute the company's board to expand its influence

+ Once Julian's uncle, Steven Singer, was appointed to the board in 2017, the board was comprised virtually entirely of Singer-affiliated directors[3]

With Singer family associates firmly in control of the board, the board began to reshape the company's operations

+ CCUR sold its legacy operating businesses in 2017;[4] since then, the company's strategy has been to "reinvest the proceeds"[4] and "maximize use of other assets such as [the company's] NOL carryforwards"[4] – in other words, CCUR had become a cash-rich shell
+ In 2019, CCUR hired entities controlled by Julian Singer to manage its assets, with lucrative fee arrangements[5]
+ More worryingly, CCUR has been engaged in some troubling activities, including investing the company's cash into an alleged $560 million Ponzi scheme allegedly connected to a drug cartel[6]

At the direction of JDS1, CCUR is now an investor in Catalyst

TSR Since JDS1's Initial Ownership Disclosure[1]



200%
150%
100%
50%
0%
-50%
-100%
2015
2016
2017
2018
2019
2020
2021
99%
-48%
CCUR Holdings, Inc.
Russell 3000

Source: FactSet, company filings.
1. Data from December 23, 2015 to June 13, 2022, the last date for which trading data is available for CCUR.
2. Mr. Barr has served as a nominee or appointee for members of the Singer family on several occasions, including Alaska Communications and SITO Mobile.
3. Robert Pons and Dilip Singh had been appointed pursuant to a settlement agreement with Karen Singer; Steven Singer is a member of the Singer family and is Karen's brother-in-law; Wayne Barr has served as a nominee for members of the Singer family on several occasions. Only one director, Derek Elder, did not appear to have any prior connections to the Singer family.
4. See CCUR Holdings' Fiscal Year 2020 Annual Report, filed with the SEC on September 15, 2020.
5. See Management Agreement Between CCUR Holdings, Inc. and CIDM LLC, filed with the SEC on February 14, 2019 and amended on May 9, 2019, November 10, 2020 and February 16, 2021.
6. Tanya Eiserer and Mark Smith, "WFAA investigation spurs federal probe that results in discovery of $560M Ponzi scheme," WFAA, Feb. 26, 2021. See also CCUR Holdings' Form 8-K filed with the SEC on January 27, 2021, which describes the losses related to this venture.
7. See CCUR Holdings' website, in which the company describes itself as "operat[ing' in the financial services industry and through its subsidiary Recur Holdings LLC, which conducts, holds and manages real estate operations."

The Singers Have Also Failed to Serve Stockholders Well at Symbolic Logic

Karen Singer initially invested in Symbolic Logic (then known as Evolving Systems) in 2007, and after entering into a settlement agreement with the company in February 2008, she began efforts to reposition the company

+ David Oros (a member of JDS1's 13D group) and Richard Ramlall – two longtime Singer family associates – joined the company's board
+ They were soon joined by other Singer family associates, including Julian Singer and Matthew Stecker (a JDS1 nominee at Catalyst), who joined the board in 2016 and was appointed CEO in 2018
+ By 2016, the entire Symbolic Logic board was populated by members of the Singer family and their close associates[2]

Under the stewardship of the Singer family's associates, the company began a significant transformation from a telecommunications software company to, effectively, a holding company for securities and cash

+ In October 2021, Symbolic Logic entered into an agreement to sell the last of its operating businesses
+ Today, the company is "a research and development organization"[3] and is focused on "acquir[ing] businesses and/or assets"[3] with cash from the sale of its legacy businesses

Like CCUR, Symbolic Logic recently entered into an agreement with an entity controlled by Julian Singer to manage the company's assets[4]

+ The terms of this agreement are essentially identical to the agreement involving CCUR

TSR Since Karen Singer Achieved Board Representation[1]



500%
400%
300%
200%
100%
0%
-100%
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
280%
-25%
Evolving Systems, Inc. (n/k/a Symbolic Logic, Inc.)
Russell 3000

Source: FactSet, company filings.
1. Data from February 25, 2008 to July 22, 2022.
2. At that time, the Symbolic Logic board was comprised of Julian Singer, David Nicol (currently a director alongside Steven Singer at CCUR Holdings), David Oros (a member of JDS1's 13D group), Richard Ramlall (a nominee of Karen Singer at SITO Mobile), Matthew Stecker (who has come to no fewer than six directorships as the result of having been introduced or recommended by Karen Singer), Thomas Thekkethala (who was accused by SITO Mobile of having "ties to members of the Karen Singer Family, including Gary A. Singer" in SITO Mobile's letter to stockholders dated May 3, 2017), and Thaddeus Dupper (the former CEO of the company and whose performance Gary Singer praised during earnings calls in March 2008 and August 2009).
3. See Symbolic Logic's 2021 Annual Report.
4. See Symbolic Logic's Form 8-K, filed with the SEC on January 24, 2022, to which the Management Agreement with CIDM II LLC was attached.

The Singer Family Has Historically Failed to Deliver on Its Promises to Fellow Stockholders

Company	What the Singers Claimed They Wanted	What Stockholders Ultimately Received	TSR Since Initial Singer 13D Filing[15]
CCUR Holdings	*"[W]orking constructively with [the board] to realize the full value of [CCUR's] assets"*[1] and to *"preserve and enhance [CCUR's] value"*[1]	+ The board, comprised of Singer family appointees, entered into an agreement with an entity controlled by Julian Singer to manage the company's assets[7] + The company, under the oversight of Steven Singer and a CEO appointed pursuant to a cooperation agreement with the Singers, lost $14 million investing in an alleged Ponzi scheme[8]	(46%)
SeaChange International	Removal of the company's classified board structure, which is *"not in the best interests of [Seachange's] stockholders"*[2] and *"a sale of [Seachange's] assets or other corporate transaction, in order to unlock value for… stockholders"*[2]	+ The SeaChange International board remains classified, despite the fact that Julian Singer serves as the chairman of the company's Corporate Governance and Nominating Committee[10] + The company terminated its proposed merger with Triller Hold Co LLC[11]	(60%)
SITO Mobile	*"[S]ignificant changes… at both the Board and Management level to… reorient [SITO's] focus toward creating and increasing value for its owners"*[3] and a *"sale of [SITO] and its business"*[4]	+ The SITO Mobile board was reconstituted by directors that Karen Singer supported, including JDS1 nominee Matthew Stecker[12] + SITO Mobile has gone dark but remains publicly traded with a market value of less than $2 million[9]	(98%)
Symbolic Logic	Implementing "stockholder protections and reforms,"[5] promoting "good governance practices"[5] and "enhancing shareholder value"[6]	+ Karen Singer repeatedly pressured the company to amend its rights agreement to raise the threshold at which a person becomes an "Acquiring Person," enabling her to take effective control of the company[13] + The board, comprised of Singer family appointees, entered into an agreement with an entity controlled by Julian Singer to manage the company's cash[14]	(34%)

1. See JDS1's Letter to the Chairman of CCUR Holdings, filed with the SEC on May 23, 2016.
2. See Karen Singer's Form 13D, filed with the SEC on January 22, 2019.
3. See Letter from Karen Singer's Counsel to Keith Gottfried, filed with the SEC on April 28, 2017.
4. See Karen Singer's Amended Form 13D, filed with the SEC on July 20, 2017.
5. See Karen Singer's Letter to the Symbolic Logic CEO, filed with the SEC on December 14, 2009.
6. See Karen Singer's Amended 13D, filed with the SEC on June 12, 2012.
7. See Management Agreement Between CCUR Holdings and CIDM LLC, filed with the SEC on February 14, 2019.
8. Tanya Eiserer and Mark Smith, "WFAA investigation spurs federal probe that results in discovery of $560M Ponzi scheme," WFAA, Feb. 26, 2021. See also CCUR Holdings' Form 8-K filed with the SEC on January 27, 2021, which describes the losses related to this venture.
9. Source: FactSet and company filings. Data as of July 22, 2022.
10. See SeaChange International's 2022 Proxy Statement, filed with the SEC on July 15, 2022.
11. See SeaChange International's Form 8-K, filed with the SEC on June 14, 2022.
12. See Karen Singer's Amended Form 13D, filed with the SEC on May 18, 2017, in which she disclosed that she cast her vote "in favor of the Baksa Consent Solicitation," which was ultimately successful, resulting in the removal of five of the board's six directors and their replacement with five new directors, including Matthew Stecker.
13. See Karen Singer's Amended Form 13D, filed with the SEC on December 14, 2009 and March 23, 2010, respectively, which reference the fact that the board adopted resolutions amending the company's rights agreement to increase the threshold at which a person becomes an "Acquiring Person," first from 22.5% to 25% and then from 25% to 30%.
14. See Symbolic Logic's Form 8-K, filed with the SEC on January 24, 2022, to which the Management Agreement with CIDM II LLC was attached.
15. Source: FactSet and company filings. Data as of July 22, 2022. CCUR Holdings TSR refers to the date of JDS1's initial 13D filing. Because JDS1 has not filed 13Ds at SeaChange International, SITO Mobile and Symbolic Logic, all other TSR figures refer to the date of Karen Singer's initial 13D filing.

Julian Singer Manages Assets for Two Public Companies

After gaining board seats and influence at CCUR Holdings and Symbolic Logic, the Singer family has benefitted from asset management arrangements with a JDS1 affiliate

Since the Singer family and its close associates have gained effective control over the boards of CCUR Holdings and Symbolic Logic, both companies have hired entities controlled by Julian Singer to manage their assets

+ Julian Singer is managing assets, for a fee, including securities, cash, tax assets and the "intangible resources" of both companies

Under the agreements, the Singer entities are entitled to a performance fee of 20% of profits realized and an annual management fee of 2% of the value of the assets managed

+ The agreement with CCUR also provides for quarterly cash payments of $50,000

Like with Catalyst, JDS1 first recommended to CCUR that the company should be "returning [its] capital to stockholders"[3]

+ Ultimately, CCUR has destroyed stockholder value under the influence of the Singer family, while the Singer family has benefitted from these related-party asset management contracts

Management Agreement with CCUR Holdings[1]



Exhibit 10.2

EXECUTION VERSION

MANAGEMENT AGREEMENT BETWEEN CCUR HOLDINGS, INC. AND CIDM LLC

This management agreement, dated as of February 14, 2019 (this "**Agreement**"), is between CIDM LLC, a Delaware limited liability company (the "**Manager**"), and CCUR Holdings, Inc., a Delaware corporation (the "**Company**").

WHEREAS, the Company's business currently consists of real estate operations, identifying and acquiring fairly- to under-valued businesses that have growth potential, creating operating activities and businesses that will enhance stockholder value, as well as managing its cash and tax assets; and

WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance, and certain facilities available to the Manager and to have the Manager undertake the duties and responsibilities hereinafter set forth on behalf of and subject to the supervision of the Board of Directors of the Company (the "**Board**") in furtherance of the Company businesses; and

WHEREAS, the Manager is willing to accept the duties and the responsibilities with respect to the Assets of the Company as provided hereunder.

NOW, THEREFORE, in consideration of the promises and mutual considerations provided in this Agreement, and intending to be legally bound, the Company and the Manager agree as follows:

1. Appointment; Duties of the Manager.

(a) Appointment. The Company hereby appoints the Manager to serve as its asset manager on the terms and conditions set forth below, and the Manager hereby accepts such appointment.

(b) Duties of the Manager. The Manager shall advise the Company with respect to managing and administering, from time to time, the assets held from time to time by the Company and any assets owned by subsidiaries of the Company (such subsidiaries of the Company, "**Subsidiaries**") (such assets of the Company and any of the Subsidiaries, collectively, the "**Assets**"), which Assets shall include, but not be limited to, operating businesses, real estate (owned and financed), other operating assets, liquid equity, debt, government and money market securities, tax assets, and such other tangible and intangible resources intended by the Company to produce value. Subject to the limitations set forth in this Agreement, including Section 4, and the continuing and exclusive authority of the Board over the management of the Company, the Manager shall perform the following duties:

(i) serve as the Company's asset manager and, when reasonably requested, provide the Board with reports in connection with the Assets and investment policies;

(ii) assist the Company in the identification of potential business or entity acquisition candidates for the Company;

(iii) assist the Company in the performance of due diligence and underwriting duties as reasonably requested by the Board in order to permit the Board to make reasonable business judgments as to the management, acquisition, and disposition of the Assets;

Management Agreement with Symbolic Logic[2]



Exhibit 10.1

MANAGEMENT AGREEMENT BETWEEN

EVOLVING SYSTEMS, INC.

AND CIDM II LLC

This management agreement, dated January 21, 2022 (the "Agreement") is between CIDM II LLC, a Delaware limited liability company (the "Manager") and Evolving Systems, Inc, a Delaware corporation (the "Company")

WHEREAS, the Company's business currently includes development of modeling algorithms, new technology research and development, intellectual properties and acquiring fairly- to under- valued businesses that have growth potential; and

WHEREAS, the Company desires to avail itself of the experience, sources of information, advice and assistance, and certain facilities available to the Manager and to have the Manager undertake the duties and responsibilities hereafter set forth on behalf of and subject to the supervisions of the Board of Directors of the Company (the "Board") in furtherance of the Company businesses; and

WHEREAS, the Manager is willing to accept the duties and the responsibilities with respect to the assets of the Company as provided hereunder.

NOW THEREFORE, in consideration of the promises and mutual considerations provided in the Agreement, and intending to be legally bound, the Company and the Manager agree as follows:

1. Appointment: Duties of the Manager.
   a. Appointment. The Company hereby appoints the Manager to serve as its asset manager on the terms and conditions set forth below, and the Manager hereby accepts such appointment.
   b. Duties of the Manager. The Manager shall advise the Company with respect to managing and administering, from time to time, the assets held from time to time by the Company and any assets owned by subsidiaries of the Company (such subsidiaries of the Company, "Subsidiaries") (such assets of the Company and any of the Subsidiaries, collectively, the "Assets"), which Assets shall include, but not be limited to, operating businesses, real estate (owned and financed), other operating assets, liquid equity, debt, government and money market securities, tax assets, and such other tangible and intangible resources intended by the Company to produce value. Subject to the limitations set forth in this Agreement, including Section 4, and the continuing and exclusive authority of the Board over the management of the Company, the Manager shall perform the following duties:
      i. serve as the Company's asset manager and, when reasonably requested, provide the Board with reports in connection with the Assets and investment policies;

1. See Management Agreement Between CCUR Holdings, Inc. and CIDM LLC, filed with the SEC on February 14, 2019 and amended on May 9, 2019, November 10, 2020 and February 16, 2021.
2. See Management Agreement Between Symbolic Logic, Inc. and CIDM II LLC, filed with the SEC on January 24, 2022.
3. See JDS1's Letter to the Chairman of Concurrent Computer Corporation, filed with the SEC on May 23, 2016.

There Is a Symbiotic Relationship Between JDS1's Nominees and the Singer Family

JDS1's nominees have reaped millions of dollars in compensation through their association with the Singer family, while JDS1 has also benefitted greatly from the relationship

Nominee	Total Value of Compensation and Board Fees from Singer-Affiliated Entities	Approximate Fees Received by JDS1 from Companies Led by Nominee	Explanation / Notes
 **Shelly Lombard**	**$1,124,095[1]**	**N/A**	– Ms. Lombard's compensation includes fees she receives as a consultant to TAR Holdings, an entity controlled by Karen Singer – Ms. Lombard came to her directorships at Alaska Communications Systems Group, INNOVATE Corp. and Spartacus Acquisition Corp. as a result of having been introduced or recommended to the companies by Karen Singer, JDS1 and CCUR Holdings, respectively[6]
 **Matthew Stecker**	**$3,615,387[2]**	**$758,070 to date[4] +** **~$1-3 million annually[4]**	– Mr. Stecker currently serves as Chairman and CEO of Symbolic Logic, which has an agreement with an entity controlled by Julian Singer to manage its assets – Mr. Stecker came to his directorships and/or other roles at Symbolic Logic, HealthWarehouse.com, LiveMicrosystems, MRV Communications, SeaChange International and SITO Mobile as a result of having been introduced by Karen Singer[6]
 **Igor Volshteyn**	**$1,700,701[3]**	**$8,523,000[5] to date +** **~$2-4 million annually[5]**	– Mr. Volshteyn currently serves as CEO and President of CCUR Holdings, which has an agreement with an entity controlled by Julian Singer to manage its assets; the agreement was initially entered into in February 2019 and has since been amended – with Mr. Volshteyn signing on behalf of CCUR – in November 2020 and February 2021 – Mr. Volshteyn came to his directorships and other roles at CCUR Holdings, Symbolic Logic and Evolving Systems as a result of having been introduced or recommended by JDS1, Karen Singer and CCUR Holdings, respectively[6]
TOTAL	**$6,440,183**	**$9,281,070 to date +** **~$3-7 million annually**	

1. Ms. Lombard's compensation at Spartacus Acquisition Corp. is based on the number of shares received for her service on the board (25,000) multiplied by the company's closing stock price on the day before the closing of the combination with NextNav ($10.89), when her tenure as a director ended. All other compensation is as disclosed in JDS1's Definitive Proxy Statement, filed with the SEC on July 19, 2022 and JDS1's Updated Notice of Nomination, dated June 16, 2022.
2. Mr. Stecker's compensation is as disclosed in JDS1's Definitive Proxy Statement, filed with the SEC on July 19, 2022, JDS1's Updated Notice of Nomination, dated June 16, 2022, and other public filings.
3. Mr. Volshteyn's compensation at Spartacus Acquisition Corp. is based on the number of shares received for his service on the board (25,000) multiplied by the company's closing stock price on the day before the closing of the combination with NextNav ($10.89), when his tenure as a director ended. All other compensation is as disclosed in JDS1's Definitive Proxy Statement, filed with the SEC on July 19, 2022, JDS1's Updated Notice of Nomination, dated June 16, 2022, and other public filings.
4. The value received by JDS1 as a result of its asset management agreement with Symbolic Logic is calculated by taking the company's total assets as of December 31, 2021, multiplied by a 2% management fee, plus the company's total assets as of December 31, 2021, multiplied by a 20% performance fee, assuming 10% net asset value growth, annualized as of July 18, 2022. The estimated annual value (because the relationship is ongoing and estimated to continue to produce fees in the future) of ~$1-3 million is based on the non-annualized total of $1,582,200. Given that the management fees CIDM received from CCUR Holdings totaled approximately $2.84 million in 2019, the company's last fiscal year for which financial information is disclosed, we believe this represents a conservative estimate.
5. The value received by JDS1 as a result of its asset management agreement with CCUR Holdings is based on taking the "Management fee payable" as disclosed in CCUR Holdings' Form 10-K, filed with the SEC on September 15, 2020, and multiplying it by three to account for the two additional years (for which such data is not available) that have passed since that filing. The estimated annual value (because the relationship ongoing and estimated to continue to produce fees in the future) of ~$2-4 million is also based on the same publicly disclosed "Management fee payable."
6. See JDS1's Definitive Proxy Statement, filed with the SEC on July 19, 2022.

JDS1's Claims Are Misleading

JDS1'S MISLEADING CLAIM	THE TRUTH
"We have sought to constructively work in good faith with the Company and the Board to enhance stockholder value and help the Company address many of the critical issues it faces..."[1]	+ We have interviewed JDS1's nominees and have spoken with Julian Singer on many occasions; JDS1 and its nominees do not appear to have any differentiated suggestions for improving Catalyst's business or maximizing value for all Catalyst stockholders. + JDS1 is blocking the implementation of the Cash Distribution Plan by creating uncertainty about our ongoing liabilities and future obligations through its proxy contest and meritless litigation. + Catalyst has made two concrete settlement proposals involving a proposed contractual commitment to the near-term return of the substantial majority of cash available for returns, but JDS1 has not constructively engaged.
The Vertex proposal for complement assets may not have been the best transaction available.	+ The transaction was the result of an extensive process, conducted by independent financial and legal advisors. + Vertex is an independent party with no ties to Catalyst or any director or executive. + The transaction consideration and terms were superior to all alternatives in the judgment of the Board. + The transaction valued the complement assets at 5x the then-current market value of Catalyst.

1. Source: JDS1's Definitive Proxy Statement, filed with the SEC on July 19, 2022.

JDS1's Claims Are Misleading (Cont'd)

JDS1'S MISLEADING CLAIM	THE TRUTH
Catalyst rejected a reasonable settlement proposal that principally sought a commitment to immediately distribute $45 million in cash.	+ The Company proposed a settlement in which it would commit to distributing $45 million in cash, conditioned upon JDS1 dropping its proxy contest and litigation; the Company's approach provides JDS1 assurance that the distribution will occur and the right to enforce that commitment in Court. + JDS1's proposal required the Company to first distribute $45 million in cash (after wiring JDS1 $400,000 for its expenses, for which it refused to provide documentation); only after the Company had already distributed this cash was JDS1 willing to drop its proxy contest and litigation. + This order of operations is, to our knowledge, unprecedented and would create unacceptable risk for the Company and the potential for personal liability for the directors. + JDS1 has provided no rationale for deviating from the structure of hundreds of activism settlement agreements.
Catalyst was required to hold a stockholder vote on the Vertex transaction.	+ The Board exercised it business judgment and reasonably relied on a 24-page legal opinion from Delaware counsel (Potter Anderson) that no such vote was required. + The buyer desired a quick sign-and-close transaction, so the Board properly determined not to hold a voluntary vote.
As a result of Dr. Usman being reassigned from Class III to Class II, Catalyst's stockholders were denied the opportunity to vote for him at the 2021 Annual Meeting, and his term was effectively extended without any stockholder vote.	+ The cooperation agreement with JDS1 in January 2020 resulted in significant changes to our Board. + Dr. Geoffrey Ling and Sharon Telow were appointed as Class I and Class III directors, respectively; additionally, as agreed with JDS1, in connection with these appointments, directors Dr. Jeff Himawan and John Richard, both Class II directors, agreed not to stand for reelection at the 2020 Annual Meeting. + These appointments and departures would have resulted in Classes I and III having three directors each, with only one director in Class II. + In order to rebalance the classes to make them as equal as possible, as required under Delaware law and the Company's certificate of incorporation, Dr. Usman was reassigned to Class II.

Conclusion

Our Board Is Committed to Expeditiously Distributing All Available Cash to Stockholders

The Catalyst Board of Directors…

+ Hired financial advisors and **ran a competitive process to sell the Company's assets**
+ Announced **plans to distribute up to $65 million of cash to stockholders** (the "Cash Distribution Plan") as soon as the liabilities associated with JDS1's proxy contest and litigation are fully known
+ **Aggressively cut costs**: reduced headcount to six employees, ceased all R&D, terminated lab lease and monetized lab and other equipment
+ **Is continuing efforts to monetize the Company's remaining assets**

JDS1 and the Singer Family…

– Have a **track record of taking control, or attempting to take control, of cash-rich companies** like Catalyst

– Have a **poor track record of overseeing and influencing public companies**

– Have **engaged in asset management arrangements** with their controlled public companies that **provide a disincentive to distribute cash to stockholders**

– Have offered **no new ideas** for improving Catalyst

– Are effectively **blocking the implementation of the Board's Cash Distribution Plan** by creating uncertainty about Catalyst ongoing liabilities and future obligations

Catalyst Stockholders Should Support the Board's Nominees

Our Board has taken action to maximize value for stockholders and is committed to returning all available cash as soon as practicable

- Recognizing the Company's pandemic-related challenges and other extenuating factors, our Board in November 2021 **took decisive action to change the Company's strategy** and began an effort to monetize a portion of our product portfolio
- The Company engaged independent legal and financial advisors to **conduct a comprehensive and competitive review of strategic alternatives**
- The process **culminated in a value-maximizing sale of a portion of the Company's product portfolio** for up to $60 million, more than 5x the Company's market value at the time
- In June 2022, we **announced a plan to expeditiously distribute all available cash**, net of liabilities and obligations, to stockholders; we estimate we will ultimately be able to distribute **as much as $65 million**
- We **continue to evaluate opportunities** to monetize the Company's remaining assets, and are hopeful of distributing additional cash to stockholders

JDS1 is effectively blocking the implementation of the Cash Distribution Plan; we believe its actions are driven by its desire to control Catalyst's cash

- The Catalyst Board **cannot distribute cash to stockholders** without first understanding the full extent of the Company's liabilities and obligations
- The Company **must reserve enough cash to satisfy its obligations**, which include indemnification and tax obligations, insurance policy requirements and wind-down costs
- Unfortunately, JDS1, through its proxy contest and litigation, is **creating uncertainty** about our ongoing and future liabilities and obligations, effectively **blocking the distribution of cash to stockholders**
- We are concerned, given its track record at CCUR Holdings and Symbolic Logic, that JDS1 is seeking to gain **control of Catalyst's cash for the benefit of the Singer family and its associates**
- We are also troubled by the **continued – but undisclosed – involvement** in JDS1's campaign of **Gary Singer**, Julian's father and a convicted felon[1] who is barred from serving as a director or officer of a public company[2]

Our nominees are committed to the Cash Distribution Plan; we do not know the plans of JDS1's nominees, but we have reason to believe they will be loyal to the Singer family

- **Each of our nominees was instrumental in developing our Cash Distribution Plan** and is fully committed to implementing it
- As experienced biotechnology investors and operators, **our nominees have significant and valuable insights** into the market for biotechnology assets, which we believe will be important as we seek to monetize the Company's remaining assets
- On the other hand, JDS1's nominees have no biotechnology expertise; they do, however, have **numerous and longstanding ties to each other and the Singer family** and **track records of value destruction** at other public companies[3]
- Our Board has determined that **the best way to maximize value for stockholders is to monetize the Company's assets and distribute available cash** to stockholders
- We encourage stockholders to **support Catalyst's Board of Directors and the Cash Distribution Plan**

1. Diana B. Henriques, "Cooper's Ex-Chairman Convicted in Fraud Case," *The New York Times*, Jan. 14, 1994.
2. See the SEC's Mar. 10, 1997 Litigation Release No. 15278, which can be accessed at the SEC's website at the following internet address: https://www.sec.gov/litigation/litreleases/lr15278.txt
3. As of July [13], 2022, Ms. Lombard and Messrs. Stecker and Volshteyn have delivered an average total shareholder return of -16%, -47%, and -10%, respectively, as public company directors.

Please Vote the WHITE Card FOR Catalyst's Director Candidates

Vote **FOR ALL** of Catalyst's nominees to support a Board that is committed to distributing the Company's available cash expeditiously

DO NOT support JDS1
DISCARD the gold proxy card

D.F. KING
An AST Company

If you have any questions, require assistance in voting your **WHITE** proxy card / **WHITE** voting instruction form, or need additional copies of the proxy materials, please call:

Rick Grubaugh
(212) 269-5550
CBIO@dfking.com

Appendix

Director Biographies

Director	Current & Past Affiliations	Experience
 **Augustine Lawlor** *Chairman* Director Since 2006		+ Successful career as a venture capitalist with substantial experience serving on the boards of public and private companies and in roles in commercial and business development in the pharmaceutical and biotechnology industries + Currently serves as Managing Director of HealthCare Ventures LLC and COO of Leap Therapeutics + Previously served as COO of LeukoSite (1997 – 2000), which was acquired by Millennium Pharmaceuticals in 1999 + Prior to joining LeukoSite, served as CFO and VP of Corporate Development for Alpha-Beta Technology; has also held similar positions at both BioSurface Technology and Armstrong Pharmaceuticals + Previously served as a management consultant with KPMG + Private board experience includes Promedior, Tensha Therapeutics, HealthCare Pharmaceuticals, Cleveland HeartLab, GITR, Anexon and the Slater Center for Biomedical Technology + **Other public directorship(s):** PainReform (2020 – Present); Cardiovascular Systems / Replidyne (2002 – Present); GlobeImmune (2003 – 2016); Human Genome Sciences (2004 – 2012)
 **Dr. Nassim Usman** *President & CEO* Director Since 2006		+ Extensive scientific and business experience, multiple innovations in the field of biotechnology (particularly with companies engaged in clinical drug development) and academic expertise that provide in-depth product and field knowledge + Joined Catalyst in 2006 from Morgenthaler Ventures, where he is currently a Venture Partner + Prior to joining Morgenthaler in 2005, served as SVP and COO at Sirna Therapeutics, which was subsequently acquired by Merck (2004 to 2005), and held various R&D positions at both Sirna and Ribozyme Pharmaceuticals, including VP of R&D and Chief Science Officer (1992 – 2004) + Before starting a career in the private sector in 1992, was an NIH Fogarty and NSERC Postdoctoral Fellow and Scientist in the Departments of Biology and Chemistry at the Massachusetts Institute of Technology (1987 – 1992); has authored 70+ scientific articles and is the named inventor in 130 issued patents and patent applications + In his doctoral dissertation from McGill University, developed a method for the solid-phase synthesis of RNA that is widely used in science and in two marketed RNA products (Macugen™ & Onpattro™) + Private board experience includes Mosaic Biosciences, Principia Biopharma, Osprey Pharmaceuticals, Archemix Corporation and atugen AG (now Silence Therapeutics); also served on the science advisory boards of RXi Pharmaceuticals and Noxxon Pharma AG

Director Biographies (Cont'd)

Director	Current & Past Affiliations	Experience
 **Dr. Errol B. De Souza** *Independent Director* Director Since 2015	TARGACEPT, MERCK, IDEXX, Synaptic Pharmaceutical Corporation, NeuroPore Therapies Inc, cyclerion, NEUROCRINE BIOSCIENCES, Aventis, Bionomics, Archemix, PALATIN, BIODEL Life Delivered, ROYALTY PHARMA	+ Leader in the development of therapeutics for treatment of central nervous system (CNS) disorders with substantial experience as an executive in the biopharmaceutical industry, having founded companies and served as President & CEO of several public and private biotech companies + Since the completion of the Targacept merger in 2015, has served on the Catalyst Board and is currently the Executive Chairman of Bionomics Ltd + Previously served as President & CEO of several public (Biodel, Synaptic Pharmaceuticals) and private (Archemix, Neuropore Therapies) biotech companies; responsible for raising hundreds of millions of dollars in capital in private and public sectors with expertise in capital markets and M&A (Neurocrine Biosciences IPO, Synaptic sale to Lundbeck) + Formerly held multiple high-ranking R&D roles, including SVP and U.S. head of R&D for Aventis (1998 – 2002), co-founder and EVP of R&D at Neurocrine (1992 – 1998) and Head of CNS at DuPont Merck (1990 – 1992) + Has served on multiple editorial boards, National Institutes of Health (NIH) Committees and is currently a Director of several public and private companies + **Other public directorship(s):** Cyclerion Therapeutics *(2021 – Present)*; Royalty Pharma plc *(2020 – Present)*; Biodel *(2010 – 2016)*; Palatin Technologies *(2003 – 2010)*; IDEXX Laboratories *(2003 – 2009)*; Synaptic Pharmaceuticals *(2002 – 2003)*; Neurocrine Biosciences *(1997 – 1998)*
 **Andrea Hunt** *Independent Director* Director Since 2017	CELL ONE PARTNERS, Baxalta, Baxter, OX2 Therapeutics, Shire	+ Wide breadth of experiences, including service at med tech, pharmaceutical and biotechnology companies + Currently serves as an advisor to Cell One Partners + Previously served as the VP of New Product Gene Therapy, Neuroscience, Oncology and Ophthalmology with Shire (2016 – 2017), where she developed and integrated disease area strategies for Shire's gene therapy platform, Neuroscience, Oncology and Ophthalmology franchises + Previously served as the VP – Global Franchise Head for Blood Disorders with Baxalta (2015 – 2016) before it was acquired by Shire + From 1988 to 2015, served in various roles with Baxter Healthcare, most recently as VP – Lead BAX855 and Gene Therapy in the Biosciences division; prior to that, was VP – Regenerative Medicine, where she ran the Global Cell Therapies business + Private board experience includes OX2 Therapeutics, the Alliance for Regenerative Medicine, Ryan Banks Academy and Make-A-Wish National Foundation

Director Biographies (Cont'd)

Director	Current & Past Affiliations	Experience
 **Jeanne Y. Jew** *Independent Director* Director Since 2021	ALX Oncology qb3 PARATEK KaloBios ONYX Pharmaceuticals Coulter Pharmaceutical scios Genentech	+ 25+ years of corporate development experience within the biopharmaceutical industry + Currently serves as the Chief Business Officer of ALX Oncology Holdings and a QB3 Executive Mentor to early-stage life science companies + Prior to joining ALX, served as SVP, Business Development of Paratek Pharmaceuticals; SVP, Business Development for KaloBios Pharmaceuticals where she led corporate development, strategy, and market planning; and VP, Corporate and Commercial Development at Onyx Pharmaceuticals where she was responsible for executing the company's co-promotion collaboration + Earlier in her career, held business development positions at Coulter Pharmaceutical, Scios, Inc. and Genentech, Inc.
 **Dr. Geoffrey Ling** *Independent Director* Director Since 2020	Johns Hopkins USU Uniformed Services University INOVA predigen United States Army On Demand Pharmaceuticals DARPA	+ Significant experience in the healthcare industry as an executive in the pharmaceutical industry, drug development and research work for both medical and academic institutions + Has served as Professor of Neurology and Attending Neuro Critical Care Physician at Johns Hopkins Medical Institutions since 2000 and the Emeritus Professor of Neurology, Uniformed Services University of the Health Science since 2017; has also served as Vice-Chair of Research in the Department of Clinical Neurosciences at Inova Fairfax Medical Center, Fairfax, Virginia since 2017 + In 2016, co-founded molecular diagnostics company Predigen and founded On Demand Pharmaceuticals, where he has served as CEO since 2016 + Retired U.S. Army colonel after 21 years on active duty, serving with the 452nd CSH in OEF (2003) and 86th CSH and 10th CSH in OIF (2005); has had four in-theater missions as a member of the Joint Chiefs of Staff "Gray Team" to assess traumatic brain injury (TBI) care in the combat theater (2009, 2011) + Also the Founding Director of the Biological Technologies Office at the Defense Advanced Research Projects Agency (DARPA), serving as a program manager and Deputy Director of the Defense Sciences Office, and former Assistant Director for Medical Innovation in President Obama's White House Office of Science, Technology and Policy (OSTP) + Private board experience includes Photonics 657 and Ned Biosystems

Director Biographies (Cont'd)

Director	Current & Past Affiliations	Experience
 **Sharon Tetlow** *Independent Director* Director Since 2020	Potrero Hill Advisors LLC; 4DMT; Allakos; Danforth Advisors; Pathwork Diagnostics; Ocera; CytomX Therapeutics; valneva; Cell Genesys; DiCE Molecules	+ Significant experience in corporate finance and strategic planning in the biotechnology and pharmaceutical industries + Currently serves as Managing Partner of Potrero Hill Advisors, which provides strategic and operational financial support to life science companies through its team of CFOs and controllers; in connection with this role, has led the finance function at several biotechnology and pharmaceutical companies, including 4D Molecular Therapeutics, Ocera Therapeutics, Allakos and CytomX + Previously served as the Managing Director of Danforth Advisors (2013 – 2015), as well as CFO of Pathwork Diagnostics (2011 – 2013) and Cell Genesys (2005 – 2009) + **Other public directorship(s):** Valneva SE *(2020 – Present)*; Dice Molecules *(2020 – Present)*; Altamont Pharma Acquisition Corp *(2021 – 2022)*
 **Eddie Williams** *Independent Director* Director Since 2018	ascendis pharma; novo nordisk; NOVARTIS; Pharmacia & Upjohn; bioatla	+ 20+ years of valuable experience and insight into the pre-commercial and commercial market and the biotechnology business + Previously served as Special Advisor to the CEO of Ascendis Pharma (and interim U.S. Chief Commercial Officer) + Previously served as SVP of biopharmaceuticals at Novo Nordisk Inc. (2006 –2017), where he was responsible for the general management of all aspects of the biotechnology business for the U.S. in three therapeutic areas + Formerly served as VP of sales in the Respiratory and Dermatology Business Unit at Novartis Pharmaceuticals, where he ran all sales aspects of the respiratory and dermatology businesses (2003 – 2006) + Prior to Novartis, held numerous sales and marketing positions of increasing responsibility at Pharmacia & Upjohn Company, which was acquired by Pfizer in 2002 + **Other public directorship(s):** BioAlta *(2021 – Present)*

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